Exhibit 10.20
Cooper Cameron

INDEMNITY AND GUARANTY AGREEMENT

THIS INDEMNITY AND GUARANTY AGREEMENT (this "Agreement"), executed this 18th day of November, 2002 and effective as of the 19th day of November, 2002, by BELTWAY ASSETS HOLDINGS LLC, a Delaware limited liability company (the "Indemnitor"), having an office at c/o 5847 San Felipe Drive, Suite 2600, Houston, Texas 77057, in favor of LEGG MASON REAL ESTATE SERVICES, INC., a Pennsylvania corporation (together with any subsequent holder of the hereinafter defined Note, the "Lender"), having an address at 100 Light Street, 32nd Floor, Baltimore, Maryland 21202.

WITNESSETH:

WHEREAS, Beltway Assets LLC, a Delaware limited liability company (the "Borrower"), has obtained a loan in the principal amount of THIRTY-ONE MILLION NINETEEN THOUSAND TWO HUNDRED FIFTY DOLLARS AND NO/100 CENTS ($31,019,250.00) (the "Loan") from Lender pursuant to a Loan Agreement, dated as of November 19, 2002, between Borrower and Lender (the "Loan Agreement"); and

WHEREAS, capitalized terms used in this Agreement and not otherwise defined in the body of this Agreement have the meaning ascribed to such terms in Appendix A to the Loan Agreement, and the rules of construction set forth in Appendix A apply hereto; and

WHEREAS, as a condition to making the Loan to Borrower, Lender has required that Indemnitor indemnify Lender from and against, and guarantee to pay to Lender, those items for which Borrower is personally liable and for which Lender has recourse against Borrower under Section 12.13 of the Loan Agreement; and

WHEREAS, Indemnitor is an affiliate of Borrower, the extension of the Loan to Borrower is of substantial benefit to Indemnitor and, therefore, Indemnitor desires to indemnify Lender from and against and guaranty to pay to Lender those items for which Borrower is personally liable and for which Lender has recourse against Borrower under Section 12.13 of the Loan Agreement.

NOW, THEREFORE, to induce Lender to extend the Loan to Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Indemnitor agrees for the benefit of Lender, as follows:

A.            Indemnity and Guaranty.,

1.            Indemnitor hereby assumes liability for, hereby guarantees to pay to Lender, hereby agrees to pay, protect, defend absolutely and unconditionally and save the Indemnified Parties harmless from and against, and hereby indemnifies the Indemnified Parties from and against any Indemnified Liabilities which may at any time be imposed upon, incurred by or awarded against the Indemnified Parties as a result of the occurrence of any one or more of the following (collectively, the "Recourse Obligations"):

(i)            Borrower's failure to account for Tenant's security deposits, if any, for Rent or any other payment collected by Borrower from Tenant under the Lease, all in accordance with the provisions of the Loan Documents;

(ii)            after an uncured Event of Default, Borrower's failure to apply 100% of the Basic Rent and Additional Rent (other than Excepted Rights and Payments), received by Borrower to repay the Debt;

(iii)           fraud or a material misrepresentation made by Borrower, Indemnitor, or the holders of beneficial or ownership interests in Borrower, in connection with the financing evidenced by the Loan Documents;

(iv)           any attempt by Borrower or Indemnitor to divert or otherwise cause to be diverted any amounts payable to Lender or Servicer for in accordance with the Loan Documents;

(v)            the misappropriation or misapplication of any insurance proceeds or Condemnation awards relating to the Mortgaged Property;

(vi)            Borrower's failure to maintain its existence as a special purpose, "bankruptcy remote" entity, in good standing, as required by Article 6 of the Loan Agreement;

(vii)            a Transfer in violation of Section 5.02 of the Loan Agreement; or

(viii)            any environmental matter(s) affecting the Mortgaged Property which is introduced or caused by Borrower, Indemnitor or any beneficial owner of Borrower.

2.             Indemnitor hereby assumes liability for, hereby guarantees to pay to Lender, hereby agrees to pay, protect, defend and save the Indemnified Parties harmless from and against, and hereby indemnifies the Indemnified Parties from and against any and all Indemnified Liabilities including, increased or additional tax liability, damages arising under state, federal, ERISA or tax law or regulation which may at any time be imposed upon, incurred by or awarded against the Indemnified Parties as a result of the occurrence of any action whatsoever taken by the Borrower or any beneficial owner or member of Borrower, including, any amendment, modification, revision or alteration to any of the Loan Documents, or, only to the extent requested by either the Borrower or any beneficial owner or member of Borrower, any trust agreement entered into by the Lender or its successors and assigns with respect to the Loan or the certificates issued thereunder, which alter, affect, change or modify the tax treatment, tax characterization, state law characterization, or in any other way alter, affect, change or modify the nature of the trust so created (as defined in the above-mentioned trust agreement or the certificates) including, taxes imposed on the trustee thereof as a result of such trustee not being treated as a grantor trust for federal income tax purposes, to the extent such taxes exceed the amount that would be otherwise payable by to a lender if the trust were treated as a grantor trust.

IMPORTANT - READ THIS

INDEMNITOR ACKNOWLEDGES THAT PURSUANT TO THE FOREGOING INDEMNITY IT HAS AGREED TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LIABILITIES ARISING BY REASON OF THE ACTS OR OMISSIONS OF ANY OF THE INDEMNIFIED PARTIES AND OTHERWISE, WHICH LIABILITIES INCLUDE, WITHOUT LIMITATION, EXCEPT AS PROVIDED ABOVE, SOLE NEGLIGENCE, CONCURRENT NEGLIGENCE, STRICT LIABILITY, CRIMINAL LIABILITY, STATUTORY LIABILITY, LIABILITY FOR INJURIES NOT COMPENSATED BY WORKERS' COMPENSATION INSURANCE, OTHER INJURIES OR LOSSES NOT COVERED BY INSURANCE AND LIABILITY ARISING AS A RESULT OF WAIVERS, EXCULPATIONS, DISCLAIMERS OR RELEASES. IF SUCH LIABILITY ARISES BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY (OR INDEMNIFIED PARTIES, AS THE CASE MAY BE) (HEREINAFTER A "RESPONSIBLE INDEMNIFIED PARTY") THIS INDEMNITY SHALL NOT EXTEND TO ANY SUCH RESPONSIBLE INDEMNIFIED PARTY, BUT SHALL EXTEND TO ALL OTHER INDEMNIFIED PARTIES.

3.           This is a guaranty of payment and performance and not of collection. Indemnitor's liability under this Agreement is direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person (including, other guarantors, if any), nor against the collateral for the Loan. Indemnitor waives any right to require that an action be brought against Borrower or any other person or to require that resort be had to any collateral for the Loan or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person. If, on account of the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, Borrower is relieved of the Recourse Obligations, Indemnitor will nevertheless be fully liable therefor. If an Event of Default exists, Lender may enforce its rights, powers and remedies (including, foreclosure of all or any portion of the collateral for the Loan) thereunder or hereunder, in any order, and all rights, powers and remedies available to Lender in such event are non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the indebtedness and obligations guaranteed hereby are partially paid or discharged by reason of the exercise of any of the remedies available to Lender, this Agreement will nevertheless remain in full force and effect, and Indemnitor shall remain liable for all remaining indebtedness and obligations guaranteed hereby, even though any rights which Indemnitor may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

B.           Indemnification Procedures.

1.           If any action is brought against any Indemnified Party based upon any of the matters for which such Indemnified Party is indemnified hereunder, such Indemnified Party will notify Indemnitor in writing thereof and Indemnitor will promptly assume the defense' thereof, including, the employment of counsel by Indemnitor which is reasonably acceptable to such Indemnified Party and the negotiation of any settlement; provided, however, that any failure of such Indemnified Party to notify Indemnitor of such matter will not impair or reduce the obligations of Indemnitor hereunder after such notice. Any Indemnified Party may, at Indemnitor's expense (which expense will be included in Indemnified Liabilities), employ separate counsel (provided that a conflict of interest exists that would preclude the Indemnitor's counsel from representing any such Indemnified Party) in any such action and participate in the defense thereof. If after delivery of timely notice from an Indemnified Party, the Indemnitor fails to discharge or undertake to defend any such Indemnified Party against any Indemnified Liabilities for which such Indemnified Party is indemnified hereunder, such Indemnified Party may, at its sole option and election, defend or settle such Indemnified Liabilities. The liability of Indenmitor to any Indemnified Party hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, reasonable attorneys' fees and disbursements, incurred by such Indemnified Party in effecting such settlement. In such event, such settlement consideration, costs and expenses shall be included in Indemnified Liabilities and Indemnitor shall pay the same as hereinafter provided. Such Indemnified Party's good faith in any such settlement will be conclusively established if the settlement is made on the advice of independent legal counsel for such Indemnified Party.

2.           Indemmitor shall not, without the prior written consent of any Indemnified Party: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to such Indemnified Party of a full and complete written release of such Indemnified Party (in form, scope and substance satisfactory to such Indemnified Party in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect such Indemnified Party or obligate such Indemnified Party to pay any sum or perform any obligation.

3.           All Indemnified Liabilities are immediately reimbursable to any Indemnified Party when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding, and Indemnitor shall pay to such Indemnified Party any and all Indemnified Liabilities within thirty (30) days after written notice from such Indemnified Party itemizing and providing documentation to support the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitor to periodically pay such Indemnified Liabilities, such Indemnified Liabilities, if not paid within said thirty-day period, shall bear interest at the Default Rate if, and to the extent and from the date that, Indemnified Party has paid or caused the payment of such Indemnified Liabilities.

C.           Reinstatement of Obligations. If at any time all or any part of any payment made by Indemnitor or received by any Indemnified Party from Indemnitor under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, the insolvency, bankruptcy or reorganization of Indemnitor or Borrower), then the obligations of Indemnitor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitor, or receipt of payment by such Indemnified Party, and the obligations of Indemnitor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitor had never been made.

D.           Waivers by Indemnitor. To the extent permitted by law, Indemnitor hereby waives and agrees not to assert or take advantage of:

1.           Any right to require Lender to proceed against Borrower or any other person  or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power or under any other agreement before proceeding against Indemnitor hereunder

2.           The right to assert a counterclaim, other than a mandatory or compulsive counterclaim, in any action or proceeding brought against or by Indemnitor;

3.           Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

4.           Demand, presentment for payment, notice of nonpayment, protest, notice of acceptance hereof, notice of protest and all other notices (other than as may be expressly herein required) of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or of Indemnitor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender;

5.           Any defense based upon an election of remedies by Lender;

6.           Any right or claim or right to cause a marshalling of the assets of Indemnitor or to cause Lender to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor;

7.           Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

8.           Any duty on the part of Lender to disclose to Indemnitor any facts Lender may now or hereafter know about Borrower, Tenant, or the Mortgaged Property, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Indemnitor intends to assume or has reason to believe that such facts are unknown to Indemnitor or has a reasonable opportunity to communicate such facts to Indemnitor, it being understood and agreed that Indemnitor is fully responsible for being and keeping informed of the financial condition of Borrower, Tenant or of the condition of the Mortgaged Property and of any and all circumstances bearing on the risk that liability may be incurred by Indemnitor hereunder;

9.           Any lack of notice of disposition or of manner of disposition of any collateral for the Loan;

10.           Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

11.           Any lack of commercial reasonableness in dealing with the collateral for the Loan;

12.           Any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

13.           An assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or, otherwise) of any jurisdiction whatsoever, now or. hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter required, which Lender may have against Indemnitor or the collateral for the Loan; and

14.           Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise.

E.           General Provisions.

1.           Fully Recourse. All of the terms and provisions of this Agreement are recourse obligations of Indemnitor and are not restricted by any limitation on personal liability.

2.           Unsecured Obligations. Indemnitor hereby acknowledges that Lender's appraisal of the Mortgaged Property is such that Lender is not willing to accept the consequences of the inclusion of Indemnitor's indemnity set forth herein among the obligations secured by the Indenture and the other Loan Documents and that Lender would not make the Loan but for the unsecured personal liability undertaken by Indemnitor herein.

3.           Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Indenture or any of the other Loan Documents, including, without limitation, any defeasance of the Note or any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loan is paid or satisfied in full but only as to matters occurring before such defeasance, foreclosure or deed in lieu of foreclosure, as the case may be; provided, however, that Lender shall not be entitled to recover against Indemnitor under this Agreement for an amount in excess of the amount of the Indemnified Liabilities Indemnified Liabilities.

4.           No Subrogation; No Recourse Against Lender. Notwithstanding the satisfaction by Indemnitor of any liability hereunder, Indemnitor shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of Borrower or to any collateral for the Loan unless and until Indemnitor fully satisfies the payment of the Loan, all other amounts due under the Loan Documents, and the Indemnified Liabilities have been indefeasibly paid in full. In connection with the foregoing, Indemnitor expressly waives any and all rights of subrogation to Lender against Borrower (except as expressly provided above), and Indemnitor hereby waives any rights to enforce any remedy which Lender may have against Borrower and any right to participate in any collateral for the Loan. In addition to and without in any way limiting the foregoing, Indemnitor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Indemnitor to all indebtedness of Borrower to Lender, and agrees with Lender that Indemnitor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Indemnitor's obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral from the Loan. Further, Indemnitor shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents.

5.           Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Lender may have against Borrower, Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of ' 1980 (codified at Title 42 U.S.C. §9601 et sect.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

6.           Financial Statements. Indemnitor hereby agrees, as a material inducement to Lender to make the Loan to Borrower, to furnish to Lender promptly upon demand by Lender after an Event of Default current and dated financial statements detailing the assets and liabilities of Indemnitor certified by Indemnitor, in form and substance reasonably acceptable to Lender. Indemnitor hereby warrants and represents unto Lender that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Lender with respect to Indemnitor did or will as of the effective date thereof fairly and accurately present the financial condition of Indemnitor.

                                7.           Rights Cumulative; Payments. Lender's rights under this Agreement shall be in addition to all rights of Lender under the Note, the Indenture and the other Loan Documents. FURTHER, PAYMENTS MADE BY INDEMNITOR UNDER THIS AGREEMENT SHALL NOT REDUCE IN ANY RESPECT BORROWER'S OBLIGATIONS AND LIABILITIES UNDER THE NOTE, THE INDENTURE AND THE OTHER LOAN DOCUMENTS.

8.           No Limitation on Liability. Indemnitor hereby consents and agrees that Lender may at any time and from time to time without further consent from Indemnitor do any of the following events, and the liability of Indemnitor under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Indemnitor or with or without consideration: (i) any extensions of time for performance required by any of the Loan Documents or extension or renewal of the Note; (ii) any sale, assignment or foreclosure of the Note, the Indenture or any of the other Loan Documents or any sale or transfer of the Mortgaged Property; (iii) any change in the composition of Borrower, including, without limitation, the withdrawal or removal of the beneficial owner from any current or future position of ownership, management or control of Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor herein or by Borrower in any of the Loan Documents; (v) the release of Borrower or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Loan, including without limitation, the defeasance contemplated by the. Note; (vii) Lender's failure to record the Indenture or to file any financing statement (or Lender's improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan; (viii) the modification of the terms of any one or more of the Loan Documents; or (ix) the taking or failure to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Loan Documents or any collateral for the Loan, nor any course or dealing with Borrower or any other person, shall limit, impair or release Indemnitor's obligations hereunder, affect this Agreement in any way or afford Indemnitor any recourse against Lender. Nothing contained in this Section shall be construed to require Lender to take or refrain from taking any action referred to herein. Notwithstanding the foregoing, if as a result of a Permitted Transfer (as completed in compliance with the terms and provisions of Section 9 of the Indenture), the Indemnitor shall no longer be affiliated with any entity which has any interest in the Mortgaged Property, Indemnitor may offer a substitute indemnitor to assume any obligations of Indemnitor hereunder arising after the date of the Transfer in accordance with the terms of the Indenture, upon which assumption and the satisfaction of all of the conditions contained in the Indenture, the Indemnitor shall be released as to any obligations arising after such assumption to the extent specified in the Indenture.

9.           Entire Agreement; Amendment; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

10.           Governing Law; Binding Effect; Waiver of Acceptance. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent that the applicability of any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law, as appropriate, shall so govern and be controlling. This Agreement shall bind Indemnitor and the heirs, personal representatives, successors and assigns of Indemnitor and shall inure to the benefit of Lender and the officers, directors, shareholders, agents and employees of Lender and their respective heirs, successors and assigns. Notwithstanding the foregoing, Indemnitor shall not assign any of its rights or obligations under this Agreement without the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion. Indemnitor hereby waives any acceptance of this Agreement by Lender, and this Agreement shall immediately be binding upon Indemnitor.

11.           Notice.    All communications herein provided for or made pursuant hereto shall be in writing and shall be sent by (i) registered or certified mail, return receipt requested, and the giving of such communication shall be deemed complete on the third Business Day (as such term is defined in the Lease) after the same is deposited in a United States Post Office with postage charges prepaid, (ii) reputable overnight delivery service with acknowledgment receipt returned, and the giving of such communication shall be deemed complete on the immediately succeeding Business Day after the same is timely deposited with such delivery service, or (iii) hand delivery by reputable delivery service:

If to Indemnitor:

Beltway Assets Holdings LLC
5847 San Felipe Drive, Suite 2600
Houston, Texas 77057
Attention: J. Richard Rosenberg, Vice President  & Chief Financial Officer

with a copy concurrently to:

Beltway Assets Holdings LLC
5847 San Felipe Drive, Suite 2600
Houston, Texas 77057
Attention: Erik Eriksson, Esq., Vice President

and a copy to:

Schlanger, Mills, Mayer & Silver, L.L.P.
109 North Post Oak Lane, Suite 300
Houston, Texas 77024
Attention: Lee D. Schlanger, Esquire

If to Lender:

Legg Mason Real Estate Services, Inc.
15050 N.W. 79th Court, Suite 101
Miami Lakes, Florida 33016
Attention: W. Kyle Gore

with a copy concurrently to:

Ballard Spahr Andrews & Ingersoll, LLP
300 East Lombard Street, Suite 1900
Baltimore, MD 21202
Attention: Fred Wolf, III, Esquire

12.           No Waiver; Time of Essence; Business Day. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof. The term "business day" as used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

13.           Captions for Convenience. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

14.           Attorneys' Fees. In the event it is necessary for Lender to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, Indemnitor agrees to pay to Lender any and all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Lender as a result thereof including without limitation, such attorneys' fees and costs at trial, on appeal, or on petition for review, and in proceedings, petitions, or motions in bankruptcy and such costs, fees and expenses shall be included in Indemnified Liabilities.

15.           Successive Actions. A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified or guaranteed by Indemnitor under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

16.           Reliance. Lender would not make the Loan to Borrower without this Agreement. Accordingly, Indemnitor intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

17.           SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(1) INDEMNITOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND-UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF TEXAS OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY AND STATE OF TEXAS, (C) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). INDEMNITOR FURTHER, CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE INDEMNITOR AT THE ADDRESS SET FORTH HEREIN, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(2)           INDEMNITOR AND LENDER EACH, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR INDEMNITOR, OR ANY OF ITS DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR INDEMNITOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

18.           Waiver by Indemnitor. Indemnitor covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Indemnitor shall not seek or cause Borrower or any other person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code, or any other debtor relief law, (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Indemnitor or the collateral for the Loan by virtue of this Agreement or otherwise.

                                19.           Assignments By Lender.

(a)           Lender may at its sole cost and expense, without notice to, or consent of, Indemnitor, sell, assign or transfer to or participate with any entity or entities all or any part of the indebtedness evidenced by the Note and secured by the Indenture, and each such entity or entities shall have the right to enforce the provisions of this Agreement and any of the other Loan Documents as fully as Lender, provided that Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Loan Documents as to so much of the Loan that Lender has not sold, assigned or transferred. Lender shall give notice to Indemnitor of the name, address, telephone number and contact person of any assignee of Lender within a reasonable period of time after the effective date of the assignment, provided, that failure to provide such notice shall in no way affect the validity or effect of the assignment or Indemnitor's obligations hereunder.

(b)           In particular, Indemnitor acknowledges and agrees that Lender and its successors and assigns may (i) sell the Loan, this Agreement and each of the other Loan Documents to one or more investors as a whole loan in a rated or unrated public offering or private placement, (ii) grant participation interests in the Loan, to one or more investors in a rated or unrated public offering or private placement, (iii) deposit this Agreement and each of the other Loan Documents with a trust, .which trust may sell certificates to investors evidencing an ownership in the trust assets in a rated or unrated public offering or private placement, or (iv) otherwise sell the Loan or any interest therein to investors in a rated or unrated public offering or private placement (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as a "Secondary Market Transaction").

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Indemnitor has executed this Indemnity and Guaranty Agreement as of the day and year first above written.

INDEMNITOR:

BELTWAY ASSETS HOLDINGS LLC, a Delaware limited liability company

By:	/s/ J. Richard Rosenberg
 J. Richard Rosenberg
 Vice President and Chief Executive Officer